UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2014

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2014, the Board of Directors (the "Board") of Group 1 Automotive, Inc., a Delaware corporation (the "Company"), appointed MaryAnn Wright to its Board of Directors. Ms. Wright will serve as a Class III director and will fill the Board seat previously held by Mr. Lou Lataif, who retired from the Company's Board of Directors in May 2014.

A copy of the press release announcing Ms. Wright's appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Ms. Wright has been appointed to serve on the nominating/governance committee and the audit committe of the Board. Ms. Wright will receive compensation for her service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors. On August 12, 2014, Ms. Wright received a pro-rata award of restricted stock units valued at $42,795 (pro-rated from $110,000), which will vest on February 12, 2014 and will be settled in shares of the Company's common stock upon the termination of her membership on the Board. In the event that Ms. Wright's membership on the Board is terminated for any reason other than retirement, death or disability, she, for no consideration, will forfeit to the Company all of her unvested restricted stock units. Any unvested restricted stock units may not be sold or otherwise transferred.

Item 8.01 Other Events.

On August 13, 2014, the Company announced that the Board approved a second quarter cash dividend of $0.17 per share payable on September 16, 2014, to stockholders of record on September 2, 2014.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference..

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of Group 1 Automotive, Inc., dated as of August 12, 2014.
99.2 Press release of Group 1 Automotive, Inc., dated as of August 13, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

August 15, 2014	By:	/s/ John C. Rickel

Name: John C. Rickel
Title: Senior Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Group 1 Automotive, Inc., dated as of August 12, 2014.
99.2	Press release of Group 1 Automotive, Inc., dated as of August 13, 2014.